Exhibit 99.1

Press Release

New Enterprise Stone & Lime Co., Inc. Provides Update on Cost Reduction and Operational Efficiency
Plan and Announces Change of Auditor

New Enterprise, PA — November 19, 2013— New Enterprise Stone & Lime Co., Inc. today announced that it has further developed its previously disclosed cost reduction and operational efficiency plan (the “Plan”) and the appointment of BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm for its fiscal year ending February 28, 2014.

The Company anticipates obtaining an additional $10 million of cost savings in fiscal 2015.  The Company anticipates that these cost savings will come from the elimination of costs relating to the implementation of our Enterprise Resource Planning system, reduction of professional fees, modifications to benefit plans and further workforce reductions.

Precipitated by a planned partner rotation with its current auditor, the Company also announced the appointment of BDO as the Company’s independent registered public accounting firm.  Under the guidance of the Audit Committee, management conducted a competitive request for proposal of audit services.  Management and the Audit Committee evaluated a number of potential firms that were invited to submit a proposal.  The Company’s management and the Audit Committee determined that BDO offered the broadest array of services at pricing that represented the best value for the Company.  The decision to change auditors was not the result of any disagreement between the Company and PricewaterhouseCoopers, LLP, the Company’s current auditors, on any matter of accounting principle or practice, financial statement disclosures, or auditing scope or procedure.

“New Enterprise is pleased to be able to engage an organization such as BDO, ” said Paul Detwiler, III, NESL’s President and CEO.   “As a key component of our cost reduction plan, we are monitoring our business in an effort to manage costs and improve our profitability.  We feel that the engagement of BDO is consistent with our goal of maintaining top quality while achieving our objective of cost efficiency.  We believe that making this change commencing with the third quarter review will allow us to transition to our new auditors with no disruptions to our financial reporting.”

About New Enterprise Stone & Lime Co., Inc.

New Enterprise Stone & Lime Co., Inc. is a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider. Our core businesses include: (i) construction materials (aggregate production (crushed stone and construction sand and gravel), hot mix asphalt production, ready mixed concrete production and concrete products (precast/prestressed structural concrete components and masonry block manufacturing)), (ii) heavy/highway construction (heavy construction, blacktop paving and other site preparation services) and (iii) traffic safety services and equipment. For more information, please visit the company’s website at nesl.com.

Forward-Looking Statements

Statements included herein may constitute “forward looking statements, “ including statements relating to the implementation of the Plan and the amount of cost savings anticipated from the Plan. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s reports filed with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward looking statements made herein.

For more information, please contact:

At the Company: Paul I Detwiler III, President and Chief Executive Officer, 814-766-2211

or

At FTI Consulting, the Company’s Investor Relations Contact: Daniel Hoey, 312-553-6718

Source: New Enterprise Stone & Lime Co., Inc.